UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2007

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Effective July 15, 2007, Mike H.P. Kwon, founder and honorary chairman of Axesstel, Inc. (“Axesstel”), cancelled a stock trading plan (the “Trading Plan”) that was initially established in June 2005 and subsequently amended on June 13, 2006 and December 26, 2006. The Trading Plan complied with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934 and Axesstel’s policies regarding stock transactions by individuals subject to its insider trading policy. As amended, the Trading Plan was to have expired December 31, 2007.

The Trading Plan was originally implemented to enable Mr. Kwon to sell a portion of his Axesstel holdings in a systematic, nondiscretionary manner to minimize market impact and to comply with regulations adopted by the Securities and Exchange Commission. Each sale under the Trading Plan was publicly disclosed through Form 4 filings with the Securities and Exchange Commission. Additional sales of Axesstel common stock by Mr. Kwon which are required to be disclosed will continue to be disclosed on Form 4 filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ Patrick Gray
Patrick Gray
Chief Financial Officer

Date: July 20, 2007